EXHIBIT 10.35

                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT (this "Agreement") is made as of this 29th day of December, 1999 by and between Union Maritima Internacional, S.A., a Spanish company ("UMAR," together with its affiliates as they become parties to this Agreement from time to time, are herein referred to as "SUPPLIER"), DEVCON INTERNATIONAL CORP., a Florida corporation ("DEVCON") and its wholly owned subsidiaries listed on EXHIBIT A hereto (the "SUBSIDIARIES" and together with Devcon, are herein referred to as the "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS:

         A. Supplier is in the business, among other things, of selling cement (the "PRODUCT").

         B. Purchasers are in the business of ready-mix and block production.

         C. Supplier, Devcon and/or certain of their affiliates have entered into that certain Asset Purchase Agreement dated November 22, 1999 (the "ASSET PURCHASE AGREEMENT") wherein Devcon and/or its affiliates are selling certain assets to Supplier and/or its affiliates. A condition to the Asset Purchase Agreement is the agreement by Supplier to supply and by Purchasers to purchase the Product based on the terms and conditions set forth herein.

         D. Supplier and Purchasers wish to enter into this Agreement in order to establish terms, conditions and procedures for the sale by Supplier to Purchasers of the Product.

                                   AGREEMENTS:

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Supplier and Purchasers, intending to be legally bound hereby, agree as follows:

         1. RECITALS. The foregoing recitals are adopted as part of this Agreement.

         2. AGREEMENT TO PURCHASE AND SELL.

                  (a) Subject to Paragraph 2(c) hereof, Supplier shall sell to Purchasers, and Purchasers shall purchase and accept from Supplier, at the prices and upon the terms and conditions provided in this Agreement, such amount of the Product as Purchasers may request from time to time.

                  (b) Purchasers acknowledge that Supplier has other customers for the Product and that shortages of supply may occur from time to time. The failure to accept or fill orders from the Purchasers shall not be deemed a breach of Supplier's obligations hereunder so long as: (i) Supplier uses its reasonable efforts to accept and fill orders for the Product from the Purchasers; and (ii) the percentage fill rate for orders from Purchasers is not less than the fill rate for orders of similar goods sold to affiliates of Supplier from similar sources as the Product sold to Purchasers. In the event that the Supplier is unable to supply the Products required by the


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Purchasers, the Purchasers shall have the right to purchase the Products from other suppliers until such date agreed to by the parties when the Supplier will be able to accept and fill the orders for the Product from the Purchasers.

                  (c) Purchasers expect to purchase, in the aggregate, a minimum of 75,000 metric tons, plus or minus 10%, of Product per year. Supplier shall have the ability to increase its rate for the sale of the Product in the event the Purchasers do not meet this target purchase amount. This target quantity shall be reviewed annually.

                  (d) Subject to Paragraph 5, for as long as Supplier performs satisfactorily under the terms of this Agreement, and excluding any Purchaser who may have terminated this Agreement according to the terms hereof, each Purchaser agrees that the Supplier shall be its exclusive supplier of Product during the Term (as defined below). Notwithstanding the foregoing, any Purchaser's utilization of inventory that is in its possession as of the date hereof shall not be deemed to be a violation of this Paragraph 2(d).

         3. EFFECTIVE DATE AND TERM. This Agreement shall take effect on the date of the closing of the Asset Purchase Agreement (the "EFFECTIVE DATE"). Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall remain in effect for the period (the "TERM") of five (5) years from the Effective Date. Any Purchaser may elect to terminate this Agreement either (i) pursuant to Paragraph 5 hereof or (ii) in the event Devcon no longer owns a controlling interest in such Purchaser (provided that such Purchaser has complied with the penultimate sentence of this Paragraph 3), by delivering written notice to UMAR of such election with not less than thirty (30) days notice. The termination of this Agreement by one of the Purchasers shall have no effect on the terms of this Agreement as they apply to the remaining Purchasers. No Purchaser shall be permitted to sell substantially all of its assets or stock to any purchaser without such purchaser executing an agreement with the Supplier with substantially identical terms to those set forth herein; provided, however, the Purchaser shall not be so obligated in the event the Supplier does not desire to enter into such agreement with the prospective purchaser. In the event the Supplier elects to exercise its option to purchase all of the assets of Caribbean Construction & Development Ltd. ("CCD") as set forth in Paragraph 1.5 of the Asset Purchase Agreement, this Agreement shall automatically be deemed to be terminated with respect to CCD.

         4. QUALITY OF PRODUCT. All Product shall have quality characteristics and specifications at least equal to ASTM C150 meeting the characteristics for Portland -- Grey Type I Cement, with an Na2O equivalent of maximum 0.6%.

         5. PURCHASE PRICES. Each Purchaser shall be charged and agrees to pay the rates set forth on EXHIBIT A hereto, for its purchase of the Product. Such rates shall be reviewed, and revised as agreed upon between the parties annually, beginning January 1, 2000. Supplier shall present any proposed changes to the rates no less than ninety days prior to each annual review date. If the parties are not able to reach an agreement within thirty (30) days of the date the proposal is made by the Supplier, the Supplier shall be able to set such rates as it deems appropriate, with such rates taking effect as of the following January 1. Notwithstanding the foregoing, however, and at any time during the term of this Agreement, in the event that any


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Purchaser receives a bona fide offer from an unaffiliated third party supplier to sell a comparable volume of comparable product, over a period of no shorter than six months, to such Purchaser at a lower rate than those set forth on EXHIBIT A (the "BETTER OFFER"), and the Supplier does not agree to reduce its rates to meet those of the Better Offer, such Purchaser shall be free to accept the Better Offer and terminate this Agreement. A termination by one Purchaser will in no way affect the rights and obligation of the remaining parties hereto. The purchase prices shall be expressed in U.S. Dollars. Invoicing and payment shall be done in U. S. Dollars for all sales except for those in Antigua and Barbuda and the Commonwealth of Dominica, in which case they shall be in Eastern Caribbean Units. The Purchaser and the Supplier shall equally bear any changes in the exchange rates for pending invoices. The rates charged shall be adjusted on a dollar-for-dollar basis (i.e. either increased or decreased, as appropriate) based upon any changes made to import duties being paid by the Supplier relating to the Products in question from those in place as of the date hereof with respect to products imported from Venezuela.

         6. TAXES AND OTHER CHARGES. In addition to the applicable purchase prices, Supplier shall separately invoice for, and Purchasers shall pay, all sales, use, excise, value added, gross receipts, turnover and other taxes and charges imposed by law or required by any government to be paid or collected by Supplier in connection with the purchase, delivery, sale or use of the Product pursuant to this Agreement. Except as contemplated in the final sentence of Paragraph 5 hereof, the foregoing shall not require Purchasers to pay Supplier's import duties and other importation tax or income taxes based upon Supplier's net income from this Agreement.

         7. PAYMENT TERMS. All payments due Supplier from Purchasers under this Agreement shall be paid to the applicable Supplier by check or wire transfer. Invoices may be rendered by the Supplier at any time after the date of Delivery, as defined below. Payment shall be made in U.S Dollars or Eastern Caribbean Units, as provided in Paragraph 5 hereof, within forty-five (45) days following the date of Delivery. Each shipment shall constitute an independent transaction and Purchasers shall pay the invoice for each such transaction strictly in accordance with these payment terms.

         8. DELIVERY. As used in this Agreement, "Delivery" shall mean the time upon which the Product is received into Purchaser's cement tankers at the cement terminal, or as shall be agreed to otherwise by the parties from time to time.

         9. RISK OF LOSS AND PASSAGE OF TITLE. Risk of loss and title shall pass to Purchasers at the time of Delivery of the Product.

         10. INDEMNIFICATION. Supplier will indemnify and hold harmless Purchasers from and against any and all claims, suits, actions, liabilities and/or damages which are attributable to the failure of the Products to conform to the quality standards set forth in Section 4 hereof; PROVIDED, HOWEVER, that the Supplier shall not be obligated to indemnify the Purchasers from and against any and all claims, suits, actions, liabilities and/or damages to the extent that they arise as a result of the gross negligence or intentional misconduct of any Purchaser.

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         11. ADDITIONAL SIGNATORIES. UMAR shall cause each of its affiliates which are formed for the purpose of supplying Product hereunder to become a signatory of this Agreement as a Supplier upon formation of such entity.

         12. BEST PRICE. Unless the parties agree otherwise, in no event shall the Supplier offer better prices, terms or conditions to any other person in a particular island than those set forth in this Agreement with respect to (or otherwise offered to) any Purchaser in the same island.

         13. NOTICES. All notices and other communications under this Agreement:
(a) shall be made in writing signed by the authorized agent of the party making the same, (b) shall be delivered by personal delivery, confirmed telephonic facsimile transmission, or international commercial express courier, such as Federal Express or DHL, and (c) shall be deemed effective upon receipt. The addresses for all notices and communications (other than purchase orders and shipping releases) are as follows:

If to Supplier:         Union Maritima Internacional, S.A.
                        Serrano, 45 - planta 3
                        28001 MADRID - SPAIN
                        Facsimile +34915779346
                        Attn:  Joaquin Villanueva Diaz De Espada

With a copy to:         Holland & Knight LLP
                        701 Brickell Avenue
                        Miami, Florida 33131
                        Facsimile (305) 789-7799
                        Attn: Ronald Albert, Jr., Esq.

If to Purchasers:       Devcon International Corp.
                        1350 E. Newport Center Drive
                        Suite #201
                        Deerfield Beach, Florida 33442
                        Facsimile (954) 429-1506
                        Attn: Jan Norelid

With a copy to:         Greenberg Traurig, P.A.
                        1221 Brickell Avenue
                        Miami, Florida  33131
                        Facsimile (305) 579-0717
                        Attn: Robert Grossman, Esq.

Either party may change the address and facsimile telephone number to which notices and other communications are to be sent, and may add or delete recipients for notices and other communications, by sending the other party notice of the changes in accordance with the notice


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provisions of this paragraph. In addition, Supplier may change the address for purchase orders and shipping releases by notifying Purchasers in writing of the changed address in accordance with the notice provisions of this paragraph.

         14. LANGUAGE. English is the official and exclusive language under this Agreement. All notices and other communications between the parties shall be in English. All dispute resolution proceedings shall be conducted and recorded in English.

         15. ASSIGNMENT. Neither party shall assign or delegate any right, interest or obligation under this Agreement, except that (i) Supplier may subcontract with third parties for any of the Product (upon giving notice thereof to the Purchasers), (ii) any Purchaser may do so upon getting the consent of UMAR and (iii) the Supplier may do so upon getting the consent of Devcon. No assignment, delegation or subcontract by either party shall relieve the assigning, delegating or subcontracting party from its obligations and liabilities under this Agreement. Any attempted assignment or delegation in contravention of this prohibition shall be void and shall constitute a default under this Agreement.

         16. FORCE MAJEURE. Each of Supplier and Purchasers shall be excused from its obligations hereunder, and shall have no liability for any resulting loss or damage, in the event and to the extent that its performance is delayed or prevented by any event or circumstance reasonably beyond its control, including but not limited to, fire, floods, epidemics, explosion, embargo, acts or requirements of any government in its sovereign capacity, acts of God, war, strikes, walkouts, and riots or other civil disturbances, inability to secure raw material or transportation facilities, or for any act or omission of carriers or suppliers. Delay in or prevention of performance of either party shall be excused under this Paragraph 16 only for the period during which such cause continues, and only if the party whose performance is delayed or prevented gives written notice thereof to the other party within ten (10) days of the event causing such delay or prevention. The parties hereto shall not have the right to terminate this Agreement solely as a result of any act or event described in this Paragraph 16.

         17. WAIVER. No course of dealing, course of performance, or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right, or condition or affect the right to enforce that term, right or condition in the future, nor shall any express waiver be construed as a continuing waiver of any such term, right or condition.

         18. GOVERNING LAW. The construction, interpretation and performance of this Agreement shall be governed by the internal laws of the State of Florida (without giving effect to their conflicts of laws provisions).

         19. ENTIRE AGREEMENT. This Agreement, with all exhibits attached hereto, together with the Asset Purchase Agreement, the Distributorship Agreement, the Management Agreement and the License Agreement, all as executed by the parties as of the date hereof, constitute the entire agreement between the parties with respect to its subject matter. All prior or contemporaneous oral and written agreements, memoranda and representations (and any


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subsequent purchase order, purchase order confirmation, or similar document)
relating to sales of Product during the term of this Agreement are superseded by this Agreement.

         20. AMENDMENTS. This Agreement may be amended only by a subsequent writing signed by authorized representatives of Devcon and UMAR, indicating an intent to amend this Agreement.

         21. SEVERABILITY. If a court of competent jurisdiction adjudges any provision of this Agreement to be invalid or unenforceable, the remaining provisions shall not be affected thereby, and the parties shall in good faith attempt to amend this Agreement to eliminate such invalidity or unenforceability, without thereby affecting the intent of the parties as expressed herein.

         22. CONFIDENTIALITY. Purchasers and Supplier agree that all confidential commercial, technical and other information provided hereunder by either party to the other party will be used only for evaluation purposes or for purposes of performance of this Agreement, shall be kept confidential by the receiving party using the same standard of care as such receiving party uses to protect its own similar confidential information, and shall not be sold or disclosed in any manner to any third party by the receiving party. The obligations under the preceding sentence do not apply to information which: (a) was previously known to the receiving party free of any obligation to keep it confidential; or (b) is or becomes publicly available by any means or medium other than unauthorized disclosure; or (c) is independently developed by the receiving party; or (d) is disclosed to third parties by the disclosing party without restriction; or (e) is received from a third party whose disclosure would not violate any confidentiality obligation.

         23. ARBITRATION.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, which has not been resolved by a non-binding procedure, shall be settled by arbitration in Miami, Florida (unless the applicable Supplier and Purchaser agree in writing to another location), in accordance with the Arbitration Rules of the American Arbitration Association then in effect, except that the Suppliers and the Purchasers agree under any circumstances they shall be permitted reasonable discovery of documents and depositions of an adequate number of witnesses. Notwithstanding anything to the contrary in this Agreement, the Suppliers and the Purchasers further agree that arbitration shall not be utilized to determine any dispute, controversy or claim which requires a third party's presence either as the co-respondent or as an indemnifier, unless the third party agrees to be bound by the arbitration. Disputes described in the preceding sentence shall be resolved through proceedings commenced and prosecuted in a state or federal court in Miami, Florida.

                  (b) Within one week after the Supplier, on the one hand, or the Purchaser, on the other hand, requests arbitration and the other party receives notice of such request, both parties shall supply the American Arbitration Association with a list of qualifications for the arbitrators. Within two weeks after receipt of the parties' lists of qualifications for the arbitrators, the American Arbitration Association shall supply the parties with a list of 21 potential arbitrators, and the Supplier, on the one hand, and the Purchaser, on the other hand,


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shall each be permitted to strike up to nine proposed arbitrators and shall notify in writing the American Arbitration Association of the party's decisions. Within two weeks after receipt of the parties' decisions as to the acceptable potential arbitrators, the American Arbitration Association shall appoint the three arbitrators from the group of arbitrators which has not been stricken by either party.

                  (c) Resolution of disputes, controversies or claims shall be determined by a majority vote of the arbitration panel. The Supplier, on the one hand, and the Purchaser, on the other hand, shall share equally the fees, costs and expenses of the arbitration, unless the arbitrators modify the allocation of such fees, costs and expenses because they have determined that fairness dictates other than an equal allocation between the parties. Each party shall be responsible for its own attorneys' fees, costs of its experts and expenses of its witnesses, unless the arbitrators provide otherwise because they have determined that fairness so dictates. Any award rendered shall be final, binding and conclusive (without the right to an appeal, unless such appeal is based on fraud by the other party in connection with the arbitration process) upon the parties and any judgment on such award may be enforced in any court having jurisdiction, unless otherwise provided by law. The party submitting such dispute to arbitration shall inform the American Arbitration Association that the parties have agreed: (i) to reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure (as used in the United States District Court for the Southern District of Florida) for a period not to exceed 120 days prior to such arbitration and (ii) to require that the testimony at the arbitration hearing be transcribed.

         24. TERMINATION. In addition to any other right or remedy provided by applicable law or this Agreement, either party shall have the right to terminate this Agreement if the other party: (i) becomes insolvent or files a voluntary petition in bankruptcy or for reorganization or other debtor relief, or a third party petitions to have such party involuntarily declared insolvent or bankrupt and such petition for involuntary insolvency or bankruptcy is not dismissed within thirty (30) days after being filed; (ii) makes an assignment for the benefit of creditors, or a custodian, receiver, intervenor, trustee or similar officer is appointed to take charge of all or part of its property; (iii) fails, ceases to do business, liquidates or dissolves; or (iv) materially breaches its obligations under this Agreement and such breach is not cured within thirty (30) days after notice of breach is received from the non-breaching party; provided, however, upon the occurrence of a payment default with respect to any shipment of Product hereunder, Supplier shall also be entitled to cease shipment of any additional Product until such default is remedied. Termination of this Agreement will not relieve either party from due performance of all obligations which matured prior to the effective date of such termination, including without limitation Purchasers' payment obligations with regard to Product ordered by Purchasers prior to such termination and Supplier's product liability obligations imposed by applicable law as to Product previously delivered.

         25. EXHIBITS. All exhibits attached to this Agreement are hereby incorporated into this Agreement and made a part of this Agreement.


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         26. COUNTERPARTS. This Agreement may be executed by each party upon a separate counterpart, each of which shall be deemed an original and all of which together shall constitute one agreement.

                      [Signatures appear on the next page]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first written above.

                           Union Maritima Internacional, S.A., a Spanish company

                           By:    /S/ JOAQUIN VILLANUEVA
                              --------------------------------------------------
                           Name:     Joaquin Villanueva Diaz De Espada
                           Title:    Managing Director
                           Devcon International Corp., a Florida corporation

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           V.I. Cement & Building Products, Inc.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Devcon Masonry Products (BVI), Ltd.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Bouwbedrifj Boven Winden, N.V.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Societe des Carrieres de Grand-Case

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer



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                           Bouwbedrifj Boven Winden Saba N.V.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Caribbean Masonry Products, Ltd.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Antigua Cement, Ltd.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer

                           Caribbean Construction & Development, Ltd.

                           By: /S/ JAN NORELID
                              --------------------------------------------------
                           Name: Jan Norelid
                           Title: Chief Financial Officer




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